SCHEDULE 14A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Louisiana Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: _____________________________

(2)	Aggregate number of securities to which transaction applies: _____________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________

(4)	Proposed maximum aggregate value of transaction: ____________________________________

(5)	Total fee paid __________________________________________________________________

[ ]	Fee paid previously with preliminary materials: _________________________________

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: ________________________________________________

(3)	Filing Party: _____________________________________________________________

(4)	Date Filed:_________________________________________

January 22, 2008

To:            Participants in the Bank of New Orleans 401(k) Plan

Re:            Instructions for voting shares of Louisiana Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming  Special Meeting of Shareholders of Louisiana Bancorp, Inc.  We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Louisiana Bancorp allocated to your account in the Bank of New Orleans 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a Voting Instruction Ballot.  After you have reviewed the Proxy Statement, we urge you to vote your shares held in the 401(k) Plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot in the envelope provided.  Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by The Bank of New York, the trustee for the 401(k) Plan.

We urge each of you to vote, as a means of participating in the governance of the affairs of Louisiana Bancorp. If your voting instructions are not received, the shares of Louisiana Bancorp common stock allocated to your 401(k) Plan account will be voted in the same proportion as shares of Louisiana Bancorp for which directions have been received, unless the Bank of New York determines to vote otherwise, consistent with its obligations under ERISA.   While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to your account in the 401(k) Plan.  If you also own shares of Louisiana Bancorp common stock outside of the 401(k) Plan, you should receive other voting material for those shares owned by you individually.  Please return all your voting material so that all your shares may be voted.

Sincerely,

                                Lawrence J. LeBon, III
Chairman of the Board, President
  and Chief Executive Officer

401(k) PLAN VOTING INSTRUCTION BALLOT
LOUISIANA BANCORP, INC.

[X]	Please Mark Votes
As in This Example

The undersigned hereby instructs The Bank of New York, the trustee of the Bank of New Orleans 401(k) Plan to vote, as designated below, all the shares of common stock of Louisiana Bancorp, Inc. allocated to my 401(k) Plan account as of December 21, 2007 at the Special Meeting of Shareholders to be held at Louisiana Bancorp’s main office located at 1600 Veterans Memorial Boulevard, Metairie, Louisiana 70005 on Thursday, February 14, 2008, at 2:00 p.m., Central Time, or at any adjournment thereof.

1.             Proposal to approve the adoption of the 2007 Stock Option Plan.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.            Proposal to approve the adoption of the 2007 Recognition and Retention Plan and Trust Agreement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.             In its discretion, the trustee is authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” the approval of the 2007 Stock Option Plan and “FOR” the approval of the 2007 Recognition and Retention Plan.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Louisiana Bancorp, Inc. called for February 14, 2008 and the accompanying Proxy Statement prior to the signing of this card.

Please be sure to date this Card and sign in the	Date
box below.
Plan Participant sign above

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

é Detach above card, sign, date and mail in postage paid envelope provided. é
LOUISIANA BANCORP, INC.

PLEASE MARK, SIGN THIS CARD EXACTLY AS YOUR NAME APPEARS ON THIS CARD,
 DATE AND RETURN THIS 401(K) PLAN VOTING INSTRUCTION BALLOT PROMPTLY.

IF YOUR BALLOT IS NOT RECEIVED, THE SHARES OF LOUISIANA BANCORP COMMON STOCK ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS SHARES OF LOUISIANA BANCORP FOR WHICH DIRECTIONS HAVE BEEN RECEIVED, UNLESS THE BANK OF NEW YORK DETERMINES TO VOTE OTHERWISE,CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

________________________________________
________________________________________
________________________________________